EXHIBIT 10.54



                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT dated as of October 26th , 1999, between LABORATORIOS P.E.N., S.A., a corporation organized under the laws of Spain (the "Purchaser"), and DISCOVERY LABORATORIES, INC., a Delaware corporation (the "Seller").

         WHEREAS, Seller wishes to sell to Purchaser and Purchaser wishes to purchase from Seller, upon the terms and subject to the conditions of this Agreement, certain shares of common stock of Seller, par value $0.001 per share ("Common Stock"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Seller and Purchaser are entering into this Agreement in contemplation of Seller and Purchaser's affiliate Laboratorios del Dr. Esteve, S.A. entering into that certain Sublicense Agreement dated as of October 26th , 1999 (the "Sublicense Agreement") relating to Seller's Surfaxin(R) product; and

         WHEREAS, Seller and Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Regulation D as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act.

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

         Section 1.01. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, on the Closing Date (as defined below) [this amount will be fixed at closing by the following equation: the quotient of
(a) the Purchase Price and (b) a fifty percent (50%) premium to the average closing price of the Seller's stock for the ten (10) days preceding the Closing] shares of Common Stock (the "Shares"). In consideration of the sale and transfer to Purchaser of the Shares, Purchaser shall pay to Seller on the Closing Date, by wire transfer of immediately available funds, an aggregate purchase price of approximately Eight Hundred Fifty Thousand Dollars ($850,000) (the "Purchase Price").

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         Section 1.02. The Closing. The acquisition by Purchaser of the Shares
(the "Closing") shall occur within 5 (five) business days of the date of execution of this Agreement, subject to satisfaction or waiver of the conditions set forth in Articles V and VI, at the offices of Yi Tuan & Brunstein, The Empire State Building, 350 Fifth Avenue, Suite 5411, New York, New York or at such other time and place as the Seller and the Purchaser may agree.

         Section 1.03. Further Assurances. From and after the Closing, upon written request from and at the expense of Purchaser, Seller shall execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required to sell, assign, transfer, convey and deliver the Shares to Purchaser.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser, acknowledging that such representations and warranties are made by Seller with the intent that they be relied upon by Purchaser in determining whether to invest in the Shares as follows:

         Section 2.01. Organization and Qualification of Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Seller is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of Seller. The Seller has registered certain of its Common Stock pursuant to Section 12 of the 1934 Act, and such Common Stock is listed and traded on The NASDAQ SmallCap Market.

         Section 2.02. Authority. Seller has the requisite power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by Seller pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Seller to authorize such execution, delivery and consummation have been duly and properly taken .

         Section 2.03. Enforceability. This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject as to enforceability to general principles of



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equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental body in the United States of America or any foreign government is required for the execution and delivery by Seller of this Agreement and the execution and delivery by Seller of such other agreements and instruments or the consummation by Seller of the transactions contemplated hereby or thereby.

         Section 2.04. Capitalization; Status of the Shares. (a) As of the date hereof, the authorized capital stock of Seller consists of 35,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 2,420,282 are designated Series B Convertible Preferred Stock of Seller (the "Series B Preferred Stock") and 2,039 are designated Series C Convertible Preferred Stock of Seller (the "Series C Preferred Stock"). As of the date hereof, (i) 9,064,889 shares of Common Stock were issued and outstanding, (ii) 1,617,505 shares of Series B Preferred Stock were issued and outstanding and are convertible into 5,035,706 shares of Common Stock, (iii) 2,039 shares of Series C Preferred Stock were issued and outstanding and are convertible into shares of Common Stock having an aggregate market value of $2,467,190, (iv) 2,000 shares of Common Stock are held in the treasury of Seller, (v) 2,154,428 shares of Common Stock are reserved for issuance upon exercise of outstanding options issued under (A) Seller's 1998 Stock Incentive Plan, Seller's 1995 Stock Option Plan and Seller's 1993 Stock Option Plan (the "Option Plans") and (B) stock option plans of certain corporate predecessors of Seller, (vi) an aggregate of 2,297 shares of Common Stock are reserved for issuance under stock options granted by Seller outside the Option Plans, (vii) an aggregate of 2,593,818 shares of Common Stock are reserved for issuance under outstanding investor warrants, (viii) 684,997 shares of Common Stock are reserved for issuance upon conversion of the 220,026 shares of Series B Preferred Stock upon the exercise of outstanding warrants, and (ix) 173,333 shares of Common Stock are reserved for issuance upon exercise of Seller's outstanding unit purchase option (including warrants issuable upon the exercise of such unit purchase option). All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.

                           (b) The Shares, upon such issuance, will be validly
                  issued, fully paid and nonassessable shares of Common Stock. Except as described in the Reports (as hereinafter defined) or as set forth in this Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of, any shares of Common Stock, pursuant to Seller's Certificate of Incorporation or Bylaws or any agreement or other instrument to which Seller is a party. The sale of the Shares as contemplated in this Agreement does not give rise to any rights, other than those which have been waived for or relating to the registration of any shares of Common Stock (other than as provided in Article 4 of this Agreement). The Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such



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                  agreement, arrangement, commitment or understanding
                  restricting or otherwise relating to the voting, dividend rights or disposition of the Shares other than this Agreement.

         Section 2.05. SEC Filings. Seller has duly and timely filed with the SEC all reports (the "Reports") required by the Securities Exchange Act of 1934 (the "1934 Act"). None of the Reports contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Seller included in the Reports present fairly the financial position of Seller as of the dates indicated and its results of operations for the period specified therein. All such financial statements have been prepared in accordance with United States generally accepted accounting principles on a basis consistently applied. Seller will timely make in the future all required filings with the SEC.

         Section 2.06. Absence of Certain Changes. Since December 31, 1998, there has been no material adverse change in the business, properties, operations, condition (financial or otherwise), or results of operations of Seller, except as disclosed in Seller's SEC filings and except for uses of cash in the course of Seller's business and corresponding decreases in stockholders' equity.

         Section 2.07. No Conflicts. Seller is not in violation of its Certificate of Incorporation or Bylaws or in default in the performance of any material obligation contained in any material agreement, indenture or other instrument. The performance by Seller of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of the Certificate of Incorporation or Bylaws of Seller, or any material agreement, indenture or other instrument to which Seller is a party or by which it is bound, or any law, rule, administrative regulation or decree of any court or governmental authority having jurisdiction over Seller or its properties, or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of Seller under any such agreement, indenture or other instrument. Except as required by the Act and applicable state securities or blue sky laws, no consent, approval, authorization or order of any court or governmental authority is required in connection with the consummation of the transactions contemplated by this Agreement. The rights granted to the Purchaser hereunder do not in any way conflict with and do not violate any rights granted to the other holders of Seller's securities or debt instruments.

         Section 2.08. Properties. Except as otherwise stated in the Reports,
(A) Seller has good marketable title (in fee simple, in the case of real property), free and clear of all liens and encumbrances, to all of the material real and personal property described in the Report as being owned by it, except for any liens and encumbrances which are not material in the aggregate and do not materially interfere with the conduct of the business of Seller, and (B) has valid leases to the material real property described in the Report as under lease to it with such exceptions as do not materially interfere with the conduct of the business of Seller.

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         Section 2.09. Disputes. Except as set forth in the Reports, there are no actions, suits or proceedings pending before or by any court or governmental agency or authority, or any arbitrator, which seek to restrain or prohibit the consummation of the transactions contemplated hereby or which might reasonably be expected to result in any material adverse change in the condition (financial or other), business or results of operations of Seller and, to Seller's knowledge, no such action, suit or proceeding is being threatened.

         Section 2.10. Compliance with Laws. Seller is not in violation of any law, ordinance, governmental rule or regulation or court degree to which it may be subject and Seller has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business as conducted on the date hereof, which violation or failure to obtain is likely to have a material adverse effect on the condition (financial or other), business or results of operations of Seller.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller, acknowledging that such representations and warranties are made by Purchaser with the intent that they be relied upon by Seller in determining whether to sell the Shares, as follows:

         Section 3.01. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         Section 3.02. Authority. Purchaser has the full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by Purchaser pursuant hereto and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Purchaser to authorize such execution, delivery and consummation have been duly and properly taken.

         Section 3.03. Enforceability. This Agreement has been duly executed and delivered by Purchaser and constitutes, and such other agreements and instruments when duly executed and delivered by Purchaser will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental body in the United States of America or any foreign government is required for the execution and delivery by Purchaser of this Agreement and the execution and delivery by Purchaser of such other agreements and instruments or the

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

consummation by Purchaser of the transactions contemplated hereby or thereby.

         Section 3.04. Securities Act of 1933. (a) The Shares are being acquired by Purchaser for its own account, for investment purposes only and not with a view to any public distribution thereof, and Purchaser will not offer to sell or otherwise dispose of the Shares in violation of the registration requirements of the 1933 Act.

                           (b) The Purchaser has received and carefully reviewed
                  copies of (i) Seller's Annual Report on Form 10-KSB for the year ended December 31, 1998 (including without limitation the section thereof entitled "Important Considerations Regarding Forward-Looking Statements"), (ii) Seller's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999 and (iii) all current reports on Form 8-K filed since the date of the Seller's Form 10-QSB for the quarter ended June 30, 1999. Purchaser has also been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Seller and has received any additional information regarding Seller which Purchaser has requested.

                           (c) The Purchaser's consent to this Agreement was not
                  obtained by means of any form of general solicitation or general advertising, and in connection therewith Purchaser did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

                           (d) The Purchaser is an accredited investor within
                  the meaning of Rule 501 under the 1933 Act, and Purchaser was not formed for the purpose of receiving the Shares. The Purchaser, either by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's purchaser representative (within the meaning of Rule 501 under the 1933 Act), which Purchaser representative, if any, is unaffiliated with and is not compensated by Seller or any affiliate of Seller, directly or indirectly, has the capacity to protect Purchaser's interests in connection with the transactions contemplated by this Agreement.

                           (e) The Purchaser recognizes that its purchase of the
                  securities contemplated herein involves a high degree of risk in that (i) an investment in Seller is highly speculative and
                  (ii) Purchaser could sustain the loss of Purchaser's entire investment.


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                                   ARTICLE IV

                        FURTHER COVENANTS AND AGREEMENTS

         Section 4.01. Certificates; Restrictive Legend; Stop Transfer Instructions. Upon the Closing Date, Seller shall deliver to Purchaser one certificate representing the Shares, duly executed by or on behalf of Seller. Purchaser acknowledges and agrees that the Shares shall bear a restrictive legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ABSENT SUCH REGISTRATION UNLESS EVIDENCE SATISFACTORY TO COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE HAS BEEN DELIVERED TO THE COMPANY.

The share certificate may also have such additional legends, if any, as may be required in order to comply with the applicable "blue sky" laws of any jurisdiction. The Purchaser further agrees to the issuance by Seller to its transfer agent of stop transfer instructions with respect to any sale or other transfer of the Shares by Purchaser absent registration under the Securities Act or the establishment by Purchaser of an exemption therefrom in accordance with this Agreement.

         Section 4.02. Transfer Restrictions. Purchaser acknowledges that:


                      (a) the Shares have not been and are not being
             registered under the provisions of the 1933 Act and are not intended to be registered under the Securities Act and are intended to be exempt from the registration requirements of
             Section 5 of the Securities Act pursuant to Sections 4(2) of the 1933 Act and Regulation D promulgated thereunder;

                      (b) the Shares may not be transferred, and Purchaser
             agrees not to transfer such Shares, unless (A) such sale or transfer is registered under the 1933 Act or (B) Purchaser shall have delivered to Seller an opinion of counsel, reasonably satisfactory in form, scope and substance to Seller, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

                      (c) any sale of the Shares made in reliance on Rule
             144 promulgated



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

             under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and

                      (d) neither Seller nor any other person is under any
             obligation to register the Shares under the 1933 Act or, except as provided in Section 4.04, to comply with the terms and conditions of any exemption thereunder.

         Section 4.03. Rule 144 Undertaking. For so long as and to the extent necessary to permit Purchaser to sell the Shares pursuant to Rule 144 under the 1933 Act, Seller shall use reasonable efforts to file, on a timely basis, all reports and data required to be filed with the SEC by Seller pursuant to Section 13 of the 1934 Act. Seller has filed all reports required to be so filed by it during the preceding twelve (12) months. Notwithstanding anything contained in this Section 4.03, Seller may deregister under Section 12 of the 1934 Act if it then is permitted to do so pursuant to the 1934 Act and the rules and regulations thereunder.

         Section 4.04. Transfer Taxes. Purchaser and Seller shall each be responsible for all transfer and similar taxes assessed or payable in connection with the transfer of the Shares pursuant to this Agreement in their respective jurisdictions; provided that this Section 4.04 shall not apply to (i) taxes which are net income, capital, net worth, franchise, or similar conduct of business taxes which are imposed on either party by any national, provincial, state or local taxing authority; (ii) taxes imposed as a direct and primary result of any party's gross negligence or willful misconduct; and (iii) taxes imposed as a result of either party's failure to file any applicable tax report or return in a timely or proper manner.

         Section 4.05. Additional Covenants of Seller. (a) For so long as Purchaser is the holder of any Shares, Seller will use commercially reasonable efforts to pay all taxes (other than those taxes that are being contested in good faith by Seller through appropriate proceedings) and to comply with all applicable laws noncompliance with which would be expected to have a material adverse effect on Seller.

                      (b) Seller undertakes to notify Purchaser as soon as
            reasonably practical of any material change in any representation, warranty or other information relating Seller set forth herein which occurs prior to the Closing.

                      (c) Neither the Company nor any of its employees or other
            persons directly or indirectly affiliated with it will engage in any activity that would jeopardize the status of the Offering as an exempt transaction under the Act or under the laws of any state in which the Offering is made.


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                                    ARTICLE V

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         All obligations of Purchaser to effect the Closing hereunder are, at the option of Purchaser, subject to the conditions precedent that, at the
Closing:

         Section 5.01. Performance by Seller. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller on or before the Closing shall have been complied with and performed in all material respects.

         Section 5.02. Representations and Warranties. The representations and warranties made by Seller in this Agreement shall have been true and correct in all material respects at the date hereof and as of the Closing with the same force and effect as though all such representations and warranties had been made as of the Closing.

         Section 5.03. No Injunctions. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

         Section 5.04. Sublicense Agreement. Seller shall have executed and delivered to Purchaser's affiliate Laboratorios del Dr. Esteve, S.A. the Sublicense Agreement.

         Section 5.05. Consents. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any relevant governmental or regulatory authority or any other person or entity shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other law or any governmental or regulatory authority in connection with such transactions shall have expired or have been earlier terminated, except such consents as would not, individually or in the aggregate, have a material adverse effect if not received by the Closing Date.

         Section 5.06. Approvals. The Seller shall have taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby, including any actions required to be taken by the Board of Directors of the Seller and/or its shareholders pursuant to State law.

         Section 5.07. Seller's Certificate. Purchaser shall have received from Seller, in form and substance reasonably satisfactory to Purchaser and its counsel, a certificate of Seller, dated the Closing Date, of Seller, confirming the satisfaction of the conditions set forth in


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Sections 5.01 and 5.02.

         Section 5.08. Secretary's Certificate. Purchaser shall have received from Seller, in form and substance reasonably satisfactory to Purchaser and its counsel, a certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Seller, (i) certifying all documents evidencing the actions of Seller authorizing the transactions contemplated hereby and the execution, delivery and performance by Seller of this Agreement and the documents contemplated hereby, (ii) certifying the Certificate of Incorporation and Bylaws of Seller, (iii) containing a certificate of good standing from the Secretary of State of the State of Delaware, and (iv) containing an incumbency certificate regarding the officers authorized to sign this Agreement and the other documents contemplated hereby.

         Section 5.09. Opinion of Counsel. Purchaser shall have received from Seller's counsel an opinion reasonably acceptable to Purchaser.


                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         All obligations of Seller to effect the Closing hereunder are, at the option of Seller, subject to the conditions precedent that, at the Closing:

         Section 6.01. Performance by Purchaser. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing shall have been complied with and performed in all material respects.

         Section 6.02. Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall have been true and correct in all material respects at the date hereof and as of the Closing with the same force and effect as though all such representations and warranties had been made as of the Closing.

         Section 6.03. No Injunctions. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

         Section 6.04. Sublicense Agreement. Purchaser's affiliate Laboratorios del Dr. Esteve, S.A. shall have executed and delivered to Seller the Sublicense Agreement.

         Section 6.05. Consents. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any relevant governmental or regulatory authority or any other person or entity shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by any statute, ordinance, law, rule, regulation, code,


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injunction, judgment, order, decree, ruling or other requirement, standard or procedure enacted, adopted or applied by any governmental authority, including judicial decisions applying common law or interpreting any other law or any governmental or regulatory authority in connection with such transactions shall have expired or have been earlier terminated, except such consents as would not, individually or in the aggregate, have a material adverse effect if not received by the Closing Date.

         Section 6.06. Approvals. The Purchaser shall have taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby, including any actions required to be taken by the Board of Directors of the Purchaser and/or its shareholders pursuant to the law of the jurisdiction of its organization.

         Section 6.07. Purchaser's Certificate. Seller shall have received from Purchaser, in form and substance reasonably satisfactory to Seller and its counsel, a certificate of Purchaser, dated the Closing Date, of Purchaser, confirming the satisfaction of the conditions set forth in Sections 6.01 and 6.02.

         Section 6.08. Secretary's Certificate. Seller shall have received from Purchaser, in form and substance reasonably satisfactory to Seller and its counsel, a certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Purchaser, (i) certifying all documents evidencing the actions of Purchaser authorizing the transactions contemplated hereby and the execution, delivery and performance by Purchaser of this Agreement and the documents contemplated hereby, (ii) certifying the organizational documents of Purchaser,
(iii) containing a certificate of good standing in the jurisdiction of its organization, and (iv) containing an incumbency certificate regarding the officers authorized to sign this Agreement and the other documents contemplated hereby.

         Section 6.09. Opinion of Counsel. Seller shall have received from Purchaser's counsel an opinion reasonably acceptable to Seller.


                                   ARTICLE VII

                                    SURVIVAL

         The representations, warranties, covenants and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement, shall survive the Closing and shall remain in full force and effect, but subject to all limitations and other provisions contained in this Agreement. The representations and warranties contained in this Agreement and such other agreements, certificates and instruments are exclusive and the parties hereto confirm that they have not relied upon any other representation or warranty as an inducement to enter into this Agreement and the transactions contemplated hereby (even though information not represented and warranted to may have been, or may hereafter be, given to or obtained or developed by one or both of the



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

parties hereto pertaining to Seller, the transactions contemplated hereby or otherwise). All such representations, warranties, covenants and agreements are made or given by the parties in connection with, and are intended to be relied upon only in entering into, this Agreement and shall not be construed to have been made or given by the parties in connection with, and are not intended to be relied upon only in entering into, the Sublicense Agreement or the Supply Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01. Brokers. Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker", "finder", financial adviser or similar person in respect of any of the transactions contemplated hereby. Purchaser agrees to indemnify Seller against, and hold it harmless from, and Seller agrees to indemnify Purchaser against, and hold it harmless from, any liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby.

         Section 8.02. Expenses. Except as otherwise specifically provided in this Agreement, each party will pay its own expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

         Section 8.03. Amendments and Waivers. The parties hereto may, by written agreement signed by the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party hereto may waive, by written instrument signed by such party, any inaccuracies in the representations and warranties of another party or compliance by another party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the parties hereto.

         Section 8.04. Transferability. The respective rights and obligations of each party hereto shall not be assignable by either such party without the written consent of the other party hereto (and any purported assignment without such written consent shall be void and of no effect). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees.

         Section 8.05. Notices. Any notice, request or other document to be given hereunder to a party hereto shall be effective when received and shall be given in writing and



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935343.2
delivered in person or sent by hand delivery or overnight courier, as follows:

         If to Purchaser, addressed to
         it at:                              Laboratorios P.E.N., S.A.
                                             Av. Mare de Deu de Montserrat, 215
                                             08041 Barcelona (Spain)
                                             Attn: Managing Director


         If to Seller, addressed to
         it at:                              Discovery Laboratories, Inc.
                                             350 South Main Street, Suite 307
                                             Doylestown, Pennsylvania 18901
                                             Attn: Robert J. Capetola, Ph.D.
                                                   Chief Executive Officer

                                             With a copy to:

                                             Yi Tuan & Brunstein
                                             The Empire State Building
                                             350 Fifth Avenue, Suite 5411
                                             New York, New York 10118

         Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

         Section 8.07. Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws doctrines).

         Section 8.08. Jurisdiction. The Seller and the Purchaser each hereby irrevocably consents that any legal action or proceeding against it or any of its assets with respect to this Agreement may be brought in any jurisdiction where such party or any of its assets may be found, or in any court of the State of New York or any Federal court of the United States of America located in New York, New York, United States of America, or both, as the other parties may elect, and by execution and delivery of this Agreement, the Seller and Purchaser each hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Seller and Purchaser may serve process in any manner permitted by applicable law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction. Each Seller and Purchaser further agrees that final judgment against such party in any action or proceeding in connection with this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such party's indebtedness. Each Seller and Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum.

         Section 8.09. Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 8.10. Section Headings. The section headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         Section 8.12. Entire Agreement. This Agreement, together with the schedules and exhibits and the agreements, certificates and instruments delivered pursuant hereto, contain the entire agreement among the parties hereto, and supersede all prior agreements and undertakings (written and oral) between the parties hereto, relating to the subject matter hereof.

         Section 8.13. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement, and no person shall assert any rights as a third party beneficiary hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                          DISCOVERY LABORATORIES, INC.

                          By: /s/Robert Capetola, Ph.D.
                              -----------------------------------
                              Name:  Robert J. Capetola, Ph.D.
                              Title: President & CEO


                            LABORATORIOS P.E.N., S.A.


                            By: /s/J. Andreu
                                ---------------------------------
                                Name:   J. Andreu
                                Title:  Managing Director


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